EXHIBIT A
ENERGEN CORPORATION
Consolidating Statement of Income
Year Ended September 30, 2000
Unaudited
(in thousands of dollars)

                  Energen                    Alabama  Energen    EGN    American
               Consolidated   Elims  Parent  Gas **  Resources Services Heattech
                                                          ***
Operating Revenues
Natural gas
 distribution     $366,161         0      0  $366,161          0         0    0
Oil and gas
 production       191,074          0      0         0   $191,074         0    0
Other                   0          0      0         0          0         0    0
Intercompany
 eliminations      (1,640)   ($1,640)     0         0          0         0    0

   Total operating
    revenues      555,595    (1,640)      0  366,161     191,074        0     0

Operating Expenses
Cost of gas       154,201    (1,640)      0  155,841           0        0     0
Operations        161,433         0  $1,595   94,003      65,810        0   $25
Maintenance        10,203         0       0   10,203           0        0     0
Depreciation,
depletion
 and amortization  87,073         0       0   28,708      58,365        0     0
Taxes, other than
 income taxes      46,884         0       0   28,343      18,541        0     0
   Total operating
    expenses      459,794    (1,640)  1,595  317,098     142,716        0    25
   Operating
    income         95,801         0  (1,595)  49,063      48,358        0   (25)
Other Income
(Expense)
Interest expense  (37,769)   1,153     (552)  (9,871)    (28,441)    ($58)    0
Dividends on preferred
 stock of subsidiary    0        0        0        0           0        0     0
Allowance for funds
 used during
 construction       1,172        0        0    1,172           0        0     0
Other, net            603   (1,153)     443      282         260      513   258
   Total other income
    (expense)     (35,994)       0     (109)  (8,417)    (28,181)     455   258
Income Before
 Income Taxes      59,807        0   (1,704)  40,646      20,177      455   233

Income taxes        6,789        0     (568)  14,324      (7,245)     169   109

Net Income         53,018        0   (1,136)  26,322      27,422      286   124

Retained Earnings
 @ Beginning of
 Period           152,572 (220,308) 162,218  143,502      65,795    2,382(1,017)
Less Common Stock
 Dividends        (20,029)       0  (10,002)  (5,057)     (4,970)       0     0
Net Income from
 Subsidiaries           0  (54,154)  54,154        0           0        0     0
Other Decreases         0        0        0        0           0        0     0
Retained Earnings @
 End of Period   $185,561 ($274,462) $205,234 $164,767   $88,247   $2,668 ($893)

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.

ENERGEN CORPORATION
Consolidating Balance Sheet
September 30, 2000
Unaudited
(in thousands of dollars)

                  Energen                  Alabama   Energen     EGN    American
               Consolidated  Elims  Parent  Gas **   Resources Services Heattech
                                                      ***
Property Plant and
 Equipment
Utility Plant  $709,004  $       0 $     0  $709,004  $      0    $   0     $ 0
Less: A/D       353,997          0       0   353,997         0        0       0
Utility plant,
 net            355,007          0       0   355,007         0        0       0
Oil and gas
 properties     713,766          0       0         0   713,766        0       0
Less: A/D       165,447          0       0         0   165,447        0       0
Oil and gas
 properties,net 548,319          0       0         0   548,319        0       0
Other property,
 net              4,503          0       0       241     3,968      294       0
  Property, plant
   and equipment,
   net          907,829          0       0   355,248   552,287      294       0

Current Assets
Cash              3,823          0     252       866     2,298      401       6
Temporary cash
 investments          0          0       0         0         0        0       0
Accounts
 receivable     100,043   (155,251) 152,918   51,964    49,351    1,061       0
Allowance for
 doubtful
 accounts       (6,681)         0        0    (5,800)     (797)     (84)      0
Inventories     48,239          0        0    45,104       836    2,299       0
Deferred gas
 cost            3,556          0        0     3,556         0        0       0
Prepayments and
 other          88,626          0      117     3,438    85,047       24       0
Deferred taxes  17,830      2,769        0    12,360     2,701        0       0
   Total current
    assets     255,436   (152,482) 153,287   111,488   139,436    3,701       6

Other assets
Notes receivable     0          0        0         0         0        0       0
Deferred charges
 and other      39,776  (419,988)  408,305     4,546    46,912        0       1
   Total other
    assets      39,776  (419,988)  408,305     4,546    46,912        0       1
Total
 Assets     $1,203,041 ($572,470) $561,592  $471,282  $738,635   $3,995    $  7

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.

ENERGEN CORPORATION
Consolidating Balance Sheet
September 30, 2000
Unaudited
(in thousands of dollars)

                    Energen                   Alabama  Energen    EGN   American
                 Consolidated Elims   Parent  Gas ** Resources Services Heattech
                                                       ***
Capitalization
Common shareholders'
 equity
 Common stock     $    304  $    (22) $    304 $    20  $      0  $   1  $    1
 Treasury stock     (6,354)        0    (6,354)      0         0      0       0
 Premium on capital
   stock           213,582  (155,346)  247,460   6,682   112,881      0   1,905
 Capital surplus     2,802   (25,000)        0  27,802         0      0       0
 Deferred compensation
   obligation        4,965         0     4,965       0         0      0       0
 Retained
   earnings        185,561  (223,713)  154,485 164,767    88,246  2,668    (892)
  Total common
   shareholders'
   equity          400,860  (404,081)  400,860 199,271   201,127  2,669   1,014

Minority preferred
 stock                   0         0         0       0         0      0       0
Long-term debt     353,932         0         0 115,000   238,932      0       0
 Total
  capitalization   754,792  (404,081)  400,860 314,271   440,059  2,669   1,014

Current Liabilities
LTD due in one
 year               18,648         0         0   4,650    13,998      0       0
Notes payable
 to banks          168,000         0   147,500  20,500         0      0       0
Accounts payable   133,005  (155,251)        0  40,532   247,408  1,434  (1,118)
Accrued taxes       25,312         0       551  21,621     3,047    (28)    121
Customers'
 deposits           15,512         0         0  15,512         0      0       0
Amounts due
 customers          14,914         0         0  14,914         0      0       0
Accrued wages
 & benefits         24,256         0    13,972   9,221     1,063      0       0
Other               37,702     2,769    (1,834) 10,230    26,632    (80)    (15)
   Total current
    liabilities    437,349  (152,482)  160,189 137,180   292,148  1,326  (1,012)
Deferred Credits
 and Other Liabilities
Deferred income
 taxes                  0    (15,907)      (36) 15,938         0      0       5
Deferred investment
 tax credits        1,765          0         0   1,765         0      0       0
Other
 liabilities        9,135          0       579   2,128     6,428      0       0
   Total deferred
    credits and other
    liabilities    10,900    (15,907)      543  19,831     6,428      0       5
Total Capital and
 Liabilities   $1,203,041  ($572,470) $561,592 $471,282 $738,635 $3,995  $    7

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.